UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024

IDEANOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

114 Broadway, Suite 5116
New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

212-206-1216
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IDEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2024, the Company received the resignation of the Company’s Chief Financial Officer, Scott Morrison, effective as of that date. Mr. Morrison is resigning for personal reasons. Mr. Morrison shall stay on as a consultant to ensure the timely completion of the Company’s annual filings and other regulatory requirements.

On March 8, 2024, the board of directors appointed Mr. Ryan M. Jenkins as Chief Financial Officer of the Company. Mr. Jenkins brings extensive years of advancing responsibilities across multiple business units of major companies, including Walmart and the FedEx Corporation. He has served as the Corporate Treasurer and Head of FP&A for Ideanomics since March 2022, and served as Associate Director of Finance & Treasury and Investor Relations for Walmart from 2020 to 2022. Since 2019 he has been an Adjunct Professor of Finance at the University of Memphis. Mr. Jenkins was the Corporate Financial & Treasury Advisor for the FedEx Corporation from 2005 to 2017. He has significant experience in capital planning, funding and analysis in his prior roles. He obtained his CPA license in 2012, CFA Charter in 2016, and CTP Certification in 2023.

Effective March 8, 2024, Mr. Jenkins’s base salary is $275,000 with a change of control provision for six months. Mr. Jenkins is also granted $125,000 in shares of common stock that shall vest upon completion of certain Company and personal milestones.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

	By:	/s/ Alfred P. Poor
Date: March 8, 2024	Name: Alfred P. Poor
Title: Chief Executive Officer